SCHEDULE 14C
                               (Rule 14c-101)
                INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement   [ ] Confidential, for use of the
[X] Definitive Information Statement         commission only


                           GreenWorks Corporation
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)  Title of each class of securities to which transaction applies:

   ........................................................................

    2)   Aggregate number of securities to which transaction applies:

   ........................................................................

    3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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    4)   Proposed maximum aggregate value of transaction:

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    5)   Total fee paid:

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   [  ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:

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   2)    Form, Schedule or Registration Statement No.:

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   3)     Filing Party:

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   4)     Date Filed:

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                         GreenWorks Corporation
                     111 Howard Boulevard, Suite 108
                     Mt. Arlington, New Jersey 07856


                          INFORMATION STATEMENT



    To the Holders of the Voting Stock:


    The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of GreenWorks Corporation. have given their written consent to (1) a resolution adopted by the Board of Directors to amend the certificate of incorporation of GreenWorks so as to change the name of the company to "GreenShift Corporation" and (2) a resolution adopted by the Board of Directors to approve the issuance of common stock on conversion of an outstanding convertible debenture at a conversion price that is less than GreenWorks' net asset value per share. We anticipate that this Information Statement will be mailed on April 25, 2005 to shareholders of record. On or after May 16, 2005, the amendment to the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

    Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, GreenWorks will not hold a meeting of its shareholders to consider or vote upon the resolutions described in this Information Statement.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



April 25, 2005                                          JAMES L. GRAINER,
                                                        President




                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    We determined the shareholders of record for purposes of this shareholder action at the close of business on April 7, 2005 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 200,000,000 shares of common stock, par value $0.001. Each share of common stock is entitled to one vote. On the Record Date, there were 54,915,275 shares of common stock issued, outstanding and entitled to vote.

    The following table sets forth the number of GreenWorks shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of GreenWorks's voting stock, as well as the ownership of such shares by each director of GreenWorks and by the officers and directors of GreenWorks as a group.

                                   Amount and
                                   Nature of
     Name and Address              Beneficial     Percentage
     of Beneficial Owner(1)        Ownership      of Class
     --------------------------------------------------------------------
     James L. Grainer              1,350,000        2.5%

     Kevin Kreisler               47,440,678 (2)   86.4%

     All Officers and Directors
     As a Group (2 persons)       48,790,678       88.8%

     Cornell Capital Partners, LP  6,033,975 (3)    9.9%
     101 Hudson St., Suite 3700
     Jersey City, NJ 07303
________________________________________________
(1) Except as noted, the address of all shareholders is c/o GreenWorks Corporation, 111 Howard Blvd., Suite 108, Mt. Arlington, NJ. 07856

(2) Represents shares owned of record by GreenShift Corporation, of which Mr. Kreisler is the sole owner.

(3) Represents shares into which secured convertible debentures owned by Cornell Capital Partners could be converted, based on the market price of $.06 on April 7, 2005 and subject to the limitation that the debentures cannot be converted into shares which would cause Cornell Capital Partners to own more than 9.9% of the outstanding common stock. Without that limitation, the debentures could be converted into 52,083,333 shares on the basis of the April 7, 2005 market price, which would represent 48.7% of the outstanding common stock.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of GreenWorks has unanimously adopted a resolution to change the name of the corporation from "GreenWorks Corporation" to "GreenShift Corporation" The holders of shares representing a majority of GreenWorks' outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after May 16, 2005, and it will become effective on the date of such filing (the "Effective Date").

     The name change has been approved because the new name better represents the corporation's business. On April 1, 2005 the corporation changed its business model. It is now a business development company engaged in financing and developing a portfolio of companies involved in businesses that make positive contributions to the use of natural resources. The environmental consulting business that was our only business operation prior to April 1, 2005 is now owned by a subsidiary that will acquire the name "GreenWorks Corporation" on May 16. The adoption of "GreenShift Corporation" as the new name for the parent corporation will signal the expansion of our corporation's focus.

     Certificates for the corporation's common stock that recite the name "GreenWorks Corporation" (or the predecessor name, "Telco-Technology, Inc.") will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "GreenShift Corporation" after the Effective Date, he may do so by surrendering his certificate to the corporation's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. The corporation's transfer agent is:

                      Olde Monmouth Stock Transfer Co.
                            200 Memorial Parkway
                        Atlantic Highlands, NJ 07716
                         Telephone: (732) 872-2727
                            Fax: (732) 872-2728


                    ISSUANCE OF COMMON STOCK ON CONVERSION
                   OF OUTSTANDING DEBENTURES AT A CONVERSION
                        PRICE LESS THAN NET ASSET VALUE

     GreenWorks is indebted to Cornell Capital Partners, LP pursuant to four
convertible debentures in the aggregate principal amount of $2,500,000.   Each
of the debentures permits Cornell Capital Partners to convert the principal and interest due into GreenWorks common stock at 80% of the market price at the time of conversion.

     GreenWorks has recently elected to be treated as a "business development company" under Sections 55 to 65 of the Investment Company Act of 1940. The applicable regulations of the Securities and Exchange Commission permit a business development company to sell its common stock at a price that is below the net asset value per share only if the selling price approximates the market price of the common stock and if the board of directors and shareholders of the business development company approve the sale.

     In order to achieve compliance with these regulations, GreenWorks and Cornell Capital Partners agreed to consolidate the four debentures into one convertible debenture in the principal amount of $2,500,000, and to amend the conversion feature of the debenture. Cornell Capital Partners will have the option to convert the principal and interest due under the amended debenture into common stock at a conversion price equal to the lesser of (a) the net asset value per share of the common stock or (b) the market value of the common stock determined as the average of the three lowest closing prices of the common stock for the thirty trading days preceding the date of conversion. GreenWorks' Board of Directors determined that the conversion price, as so determined, will closely approximate the market value of the shares to be
issued on conversion.   Based on that determination, the Board of Directors
approved the execution of the amended and consolidated debenture.

     The holders of shares representing a majority of GreenWorks' outstanding voting stock have given their written consent to the execution of the amended and consolidated debenture. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. The consent will be effective twenty days after this information statement is mailed to shareholders of record, after which time Cornell Capital Partners will be permitted to convert the debenture on the amended terms.

                           No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

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